UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2011

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Aon Corporation (“Aon”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2011.  At the Annual Meeting, stockholders approved the Aon Corporation 2011 Incentive Plan (the “2011 Plan”).  The Organization & Compensation Committee of the Board of Directors of Aon previously approved the 2011 Plan, subject to stockholder approval.  There will be no further grants under the Aon Stock Incentive Plan, Aon’s previous stockholder-approved equity compensation plan, which expired by its terms on April 20, 2011.  The maximum aggregate number of shares that may be issued under the 2011 Plan is 25,000,000, subject to adjustment under certain circumstances.

For a description of the terms and conditions of the 2011 Plan, see “What additional factors should I consider in voting on this proposal?” under “Proposal 5 — Approval of the Aon Corporation 2011 Incentive Plan” in Aon’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 8, 2011 (the “2011 Proxy Statement”), which description is incorporated herein by reference.  The description of the 2011 Plan contained in the 2011 Proxy Statement is qualified in its entirety by reference to the 2011 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2011, the Board of Directors of Aon approved amendments to, and restated, Aon’s bylaws.  The bylaws were amended and restated primarily to:  (i) permit the members of Aon’s Board of Directors and Board Committees to take action by written consent by submitting their respective consent either in writing, or by electronic transmission, as permitted by the Delaware General Corporation Law (the “DGCL”); and (ii) set forth procedural matters relating to contracts or transactions involving interested directors consistent with applicable law, including Section 144 of the DGCL.

The amended and restated bylaws became effective on May 20, 2011.

The above description is qualified in its entirety by reference to Aon’s amended and restated bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As noted above, Aon held the Annual Meeting on May 20, 2011.  A total of 301,103,968 shares of Aon’s common stock were represented at the Annual Meeting in person or by proxy, or 91.10% of the total shares entitled to vote.

Stockholders voted on the following six proposals at the Annual Meeting, all of which are described in the 2011 Proxy Statement, and cast their votes as described below:

1.     The election of sixteen nominees to serve as Directors until Aon’s 2012 Annual Meeting of Stockholders — All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	253,273,172	25,083,680	852,991	21,891,399
Gregory C. Case	275,533,347	2,915,950	763,272	21,891,399
Fulvio Conti	275,623,329	2,746,403	842,837	21,891,399
Cheryl A. Francis	277,119,086	1,271,335	821,657	21,891,399
Judson C. Green	277,952,258	449,753	810,558	21,891,399
Edgar D. Jannotta	268,048,713	10,375,117	788,739	21,891,399
Jan Kalff	277,629,148	772,374	810,556	21,891,399
J. Michael Losh	238,844,076	39,433,848	934,645	21,891,399
R. Eden Martin	247,835,566	30,515,720	861,283	21,891,399
Andrew J. McKenna	260,279,571	18,129,843	802,664	21,891,399
Robert S. Morrison	271,299,130	7,098,961	814,478	21,891,399
Richard B. Myers	271,107,013	5,267,595	837,961	21,891,399
Richard C. Notebaert	268,140,366	10,286,755	784,957	21,891,399
John W. Rogers Jr.	274,555,182	3,744,239	913,148	21,891,399
Gloria Santona	270,334,122	8,033,014	842,960	21,891,399
Carolyn Y. Woo	264,653,264	13,697,842	860,972	21,891,399

2.     The ratification of the appointment of Ernst & Young LLP as Aon’s independent registered public accounting firm for the year 2011 — This proposal was approved.

For	Against	Abstain
297,001,270	3,194,753	907,944

3.     An advisory vote on executive compensation — This proposal was approved.

For	Against	Abstain	Broker Non-Votes
225,767,550	52,924,107	520,912	21,891,399

4.     An advisory vote on the frequency of holding an advisory vote on executive compensation — Holding an advisory vote on executive compensation every year was approved.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
229,659,965	721,336	48,540,929	285,577	21,891,399

Based on these results, Aon’s Board of Directors has determined that Aon will hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of holding an advisory vote on executive compensation.

5.     The approval of the Aon Corporation 2011 Incentive Plan — This proposal was approved.

For	Against	Abstain	Broker Non-Votes
163,863,429	114,986,411	362,729	21,891,399

6.     The approval of the Aon Corporation 2011 Employee Stock Purchase Plan — This proposal was approved.

For	Against	Abstain	Broker Non-Votes
266,274,368	12,711,484	226,413	21,891,399

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Aon Corporation

10.1	Aon Corporation 2011 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: May 25, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Aon Corporation

10.1	Aon Corporation 2011 Incentive Plan